EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

The Board of Directors

Biomet, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about August 17, 2004) pertaining to the Biomet, Inc. 401(k) Profit Sharing Plan of our report dated June 30, 2004, with respect to the consolidated financial statements and schedule of Biomet, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2004, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Fort Wayne, Indiana

August 11, 2004